EVERGREEN INCOME ADVANTAGE FUND
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS JANUARY 16, 2009

200 Berkeley Street, Boston, Massachusetts 02116-5034

TO THE SHAREHOLDERS OF
EVERGREEN INCOME ADVANTAGE FUND

Notice is hereby given that the Special Meeting of Shareholders (the "Meeting") of Evergreen Income Advantage Fund (the "Fund") will be held on January 16, 2009 at 10:00 a.m. Eastern time, at the offices of Evergreen Investments, 200 Berkeley Street, 26th Floor, Boston, Massachusetts 02116-5034, for the following purposes:

  To consider and act upon (a) the Investment Advisory Agreement between the Fund and Evergreen Investment Management Company, LLC and (b) the Sub-Advisory Agreement with Tattersall Advisory Group, Inc.;

  To transact such other business as may properly come before the Meeting or any adjournments thereof.

Shareholders of record at the close of business on October 31, 2008 will be entitled to vote at the Meeting to the extent described in the accompanying proxy statement.

It is hoped that you will attend the Meeting, but if you cannot do so, please complete and sign the enclosed proxy card and return it in the accompanying envelope as promptly as possible. Any shareholder attending the Meeting can vote in person even though a proxy may have already been designated by the shareholder. Instructions for the proper execution of the proxy card are set forth at the end of this proxy statement.

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE INVESTMENT ADVISORY AGREEMENT WITH EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC AND THE SUB-ADVISORY AGREEMENT WITH TATTERSALL ADVISORY GROUP, INC.

By Order of the Board of Trustees

MICHAEL H. KOONCE
Secretary

November 24, 2008

EVERGREEN INCOME ADVANTAGE FUND
PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees of Evergreen Income Advantage Fund (the "Fund") for the Special Meeting of Shareholders (the "Meeting") to be held at Evergreen Investments, 200 Berkeley Street, 26th Floor, Boston, Massachusetts 02116-5034, on January 16, 2009 at 10:00 a.m. Eastern time. The address of the principal office of the Fund is Evergreen Investments, 200 Berkeley Street, Boston, Massachusetts 02116-5034.

This proxy statement, the accompanying Notice of Annual Meeting of Shareholders and the proxy card will be first sent to shareholders on or about November 24, 2008. You may obtain a copy of the Annual Report of the Fund for the period ended April 30, 2008 without charge from Evergreen Service Company, LLC, P.O. Box 8400, Boston, Massachusetts 02266-8400, by calling 1.800.343.2898 or by downloading it from www.EvergreenInvestments.com.

Proxy Solicitation

The Board of Trustees intends to bring before the Meeting the matters set forth in the accompanying notice. Holders of common or preferred shares (together, "Shares") of the Fund (together, "Shareholders") may together vote on the matters set forth in the accompanying notice. You can vote by returning your properly executed proxy card in the envelope provided. When you complete and sign your proxy card, the proxies named will vote on your behalf at the Meeting (or any adjournments thereof) exactly as you have indicated. If no choice is specified, your shares of the Fund will be voted IN FAVOR OF the Investment Advisory Agreement with Evergreen Investment Management Company, LLC ("EIMC") and the Sub-Advisory Agreement with Tattersall Advisory Group, Inc. ("TAG"). Shareholders will vote on the proposed Investment Advisory Agreement and Sub-Advisory Agreement with EIMC and TAG, respectively. If any other matters are properly presented at the Meeting for action, the persons named as proxies will vote in accordance with the views of management of the Fund. Shareholders may revoke a proxy prior to the Meeting by giving timely written notice of such revocation to the Fund at the address above, by submitting a subsequent proxy timely and in accordance with the methods prescribed by this proxy statement, or by attending the Meeting and voting in person.

Abstentions and broker non-votes (i.e., Shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or other persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) are counted as present for quorum purposes. The Fund's Amended and Restated Agreement and Declaration of Trust (the "Declaration") provides that the holders of thirty-three and a third percent (33 1/3%) of the Shares issued, outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at the Meeting. With regard to the Investment Advisory Agreement with EIMC and the Sub-Advisory Agreement with TAG, votes may be cast IN FAVOR OF or AGAINST the proposed agreements or you may ABSTAIN from voting. Abstentions, broker non-votes, and votes that are withheld will count for purposes of determining whether a quorum is present will have the effect of a vote against the proposed Investment Advisory Agreement with EIMC and the Sub-Advisory Agreement with TAG (Proposals 1a and 1b).

If a quorum is met, the approval of the Investment Advisory Agreement with EIMC and the Sub-Advisory Agreement with TAG, respectively, (Proposals 1a and 1b) require the affirmative vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The 1940 Act defines the vote of a majority of the outstanding voting securities of the Fund to mean the affirmative vote of the lesser of (a) 67% or more of the Shares of the Fund present at the meeting, if more than 50% of the outstanding shares of the Fund are present in person or by proxy at the Meeting, or (b) more than 50% of the outstanding Shares of the Fund.

In the event a quorum is not present at the Meeting or a quorum is present but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The persons named as proxies will vote in favor of an adjournment those votes marked in favor of the proposal. The persons named as proxies will vote against any such adjournment those votes marked against the proposal. The Meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the Shares represented at the Meeting, either in person or by proxy; or by the chair of the Meeting, in his or her discretion. Abstentions and broker non-votes will not be voted on a motion to adjourn.

Any proposal for which sufficient favorable votes have been received by the time of the Meeting may be acted upon and considered final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other proposal. In certain circumstances in which the Fund has received sufficient votes to approve a matter being recommended for approval by the Fund's Board of Trustees, the Fund may request that brokers and nominees, in their discretion, withhold submission of broker non-votes in order to avoid the need for solicitation of additional votes in favor of the proposal.

The Fund will bear the typical costs associated with an annual proxy statement. EIMC will bear any expenses beyond such expenses. Solicitation may be undertaken by mail, telephone, facsimile and personal contact. The Fund has engaged the Altman Group to solicit proxies from brokers, banks, other institutional holders and individual Shareholders for a fee of approximately $30,000.

Voting Securities and Principal Holders Thereof

Shareholders of record of the Fund's Shares at the close of business on October 31, 2008 will be entitled to vote at the Meeting or any adjournment thereof to the extent set forth in this proxy statement. As of October 31, 2008, the Fund had outstanding 68,933,639 common shares and 7,840 preferred shares. Each common share will be entitled to one vote for each dollar, and a fractional vote for each fraction of a dollar, of net asset value per share, as to any matter on which the common share is entitled to vote. Each preferred share will be entitled to the same number of votes as each common share (one vote per dollar of the common share's net asset value), as to any matter on which the preferred share is entitled to vote.

As of October 31, 2008, the Depository Trust Company owned of record approximately 100% of the outstanding shares of the Fund. No person is reflected on the books and records of the Fund as owning beneficially 5% or more of the outstanding shares of any class of the Fund as of October 31, 2008.

As of October 31, 2008, the officers and Trustees of the Fund as a group beneficially owned in the aggregate less than 1.00% of the common shares of the Fund, less than 1.00% of the preferred shares of the Fund and less than 1.00% of the outstanding securities of Wachovia Corporation ("Wachovia") and Wells Fargo Company ("Wells Fargo"), parents of EIMC, the Fund's investment advisor, and TAG, the Fund's sub-advisor.

I. APPROVAL OF ADVISORY AGREEMENT WITH EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC AND SUB-ADVISORY AGREEMENT WITH TATTERSALL ADVISORY GROUP, INC. (PROPOSALS 1A AND 1B)

Wells Fargo and Wachovia announced on October 3, 2008 that Wells Fargo agreed to acquire Wachovia in a whole company transaction that will include all of Wachovia's banking and other businesses. The transaction is expected to close during the fourth quarter of 2008, subject to receipt of regulatory approvals and Wachovia shareholder approval. In connection with this transaction, Wachovia has issued preferred shares representing approximately a 39.9% voting interest in Wachovia to Wells Fargo (the "Change of Control"). Due to its ownership of preferred shares of Wachovia, parent of EIMC and TAG, Wells Fargo may be deemed to control EIMC and TAG.

If Wells Fargo is deemed to control EIMC and TAG, then the Advisory Agreement between the Fund and EIMC and the Sub-Advisory Agreement between EIMC and TAG, the Fund's sub-advisor, would have terminated automatically in connection with the issuance of preferred shares. To address this possibility, on October 20, 2008, and upon the recommendation of EIMC, the Board of Trustees, including those Trustees that are not "interested persons" as that term is defined in the 1940 Act (the "Independent Trustees") of the Fund or EIMC, unanimously approved the continuation of EIMC as investment advisor and TAG as sub-advisor to the Fund as well as interim advisory and sub-advisory agreements with EIMC and TAG, respectively (together, the "Interim Agreements"), which became effective upon the issuance of the preferred shares on October 20, 2008. The Interim Agreements will be in effect for a period of up to 150 days. In connection with the closing of the transaction between Wachovia and Wells Fargo, the Trustees of the Fund, at a telephonic meeting held on November 12, 2008, approved subsequent interim advisory and sub-advisory agreements, and are expected to ratify this approval at an in-person meeting to be held on December 3-4, 2008. The subsequent interim advisory and sub-advisory agreements will take effect upon the closing of the transaction.

Rule 15a-4 under the 1940 Act, and the Interim Agreements, provide that fees due EIMC and TAG since the effective date of the Interim Agreements are to be held in an interest-bearing escrow account. If a new advisory agreement and new sub-advisory agreement are subsequently approved by shareholders of the Fund, EIMC and TAG will continue as investment advisor and sub-advisor, respectively, to the Fund, and the escrowed funds, including interest, will be paid to EIMC and TAG. If a new advisory agreement and new sub-advisory agreement are not approved, EIMC and TAG will be entitled to an amount equal to the lesser of (a) the costs of performing its services during the interim period plus interest and (b) the amount in the escrow account plus interest. In accordance with Rule 15a-4 under the 1940 Act, Fund shareholders must approve a new advisory agreement and new sub-advisory agreement before March 19, 2009 in order for EIMC and TAG to serve as investment advisor and sub-advisor to the Fund on an ongoing basis following that date.

Wells Fargo is a $609 billion diversified financial services company providing banking, insurance, investments, mortgage banking and consumer finance through banking stores, the internet and other distribution channels to consumers, businesses and institutions in all 50 states and in other countries. Wells Fargo is located at 420 Montgomery Street, San Francisco, California 94104. The address of the principal office of Wachovia, a bank holding company in the United States with over $782.9 billion in assets as of December 31, 2007, is located at 301 South College Street, Charlotte, North Carolina 28288-0013.

The Advisor and Evaluation by the Trustees

If the proposal is approved, EIMC would continue to serve as investment advisor to the Fund pursuant to a new investment advisory agreement (the "New Advisory Agreement"). The terms of the New Advisory Agreement are substantially similar to those of the prior Investment Advisory Agreement dated December 13, 2002 (the "Prior Advisory Agreement"). The Prior Advisory Agreement was last approved by an action of the sole shareholder of the Fund on February 24, 2003 and its continuance was re-approved by the Board of Trustees on September 17, 2008. Under the Prior Advisory Agreement, the Fund paid EIMC a fee equal to 0.60% of the total assets (defined as net assets plus borrowings or other leverage for investment purposes to the extent excluded in calculating net assets). Pursuant to the Prior Advisory Agreement, for the fiscal year ended April 30, 2008, the Fund paid EIMC $8,321,151.

Under the New Advisory Agreement, EIMC would continue to be responsible for day-to-day investment of the Fund's portfolio assets, subject to the supervision of the Board of Trustees. There would be no change in the advisory fees paid by the Fund to EIMC.

[BOARD CONSIDERATIONS TO BE INSERTED]

Terms of the Advisory Agreement

The following description of the New Advisory Agreement is qualified entirely by reference to the New Advisory Agreement, the form of which is attached as Exhibit A to this Proxy Statement. The New Advisory Agreement provides that: (1) subject to the control and direction of the Board of Trustees of the Fund, EIMC is responsible for the day-to-day investment of the Fund, (2) EIMC will receive an annual rate of 0.60% of the average daily total assets (defined as net assets plus borrowings or other leverage for investment purposes to the extent excluded in calculating net assets) of the Fund; (3) it may be terminated, without payment of any penalty, by EIMC or by the Trustees, by a majority vote of the outstanding shares of the Fund upon 60 days prior written notice, or upon shorter notice as may be mutually agreed upon; and (4) it will terminate automatically in the event of its "assignment" as such term is defined in the 1940 Act. If approved, the New Advisory Agreement will have an initial term of two years, and thereafter may be renewed on an annual basis by a vote of the Trustees, including a separate vote of a majority of the Independent Trustees.

The Sub-Advisor (TAG) and Evaluation by the Trustees

EIMC believes, in light of the investment performance of the Fund under TAG, that the continuation of TAG as sub-advisor to the Fund is desirable and in the best interests of the Fund and its shareholders.

If the proposal is approved, TAG would continue to serve as sub-advisor to the Fund pursuant to a new sub-advisory agreement (the "New Sub-Advisory Agreement"). The terms of the New Sub-Advisory Agreement are substantially similar to those of the prior Sub-Advisory Agreement dated October 1, 2006 ("the "Prior Sub-Advisory Agreement"). Under the Prior Sub-Advisory Agreement, and subject to supervision of the Fund's Board of Trustees and the oversight of EIMC and the Board of Trustees, TAG was responsible for the day-to-day investment of the Fund. EIMC paid TAG a fee equal to 0.54% of the Fund's total assets (defined as net assets of the Trust plus borrowings or other leverage for investment purposes to the extent excluded in calculating net assets). Pursuant to the Prior Sub-Advisory Agreement, for the fiscal year ended April 30, 2008, EIMC paid TAG $4,852,197.

Under the New Sub-Advisory Agreement, TAG would continue to be responsible for day-to-day investment of the Fund's portfolio assets, subject to the supervision of EIMC and the Board of Trustees. EIMC, and not the Fund, would pay TAG's fees under the New Sub-Advisory Agreement, and there would be no change in the advisory fees paid by the Fund to EIMC.

[BOARD CONSIDERATIONS TO BE INSERTED]

Terms of the Sub-Advisory Agreements with TAG

The following description of the New Sub-Advisory Agreement is qualified entirely by reference to the New Sub-Advisory Agreement, the form of which is attached as Exhibit B to this Proxy Statement. The New Sub-Advisory Agreement provides that: (1) subject to the control and direction of the Board of Trustees of the Fund and the oversight of EIMC and the Board of Trustees, TAG is responsible for the day-to-day investment and reinvestment of the Fund, (2) EIMC will pay TAG at an annual rate of 0.54% of the Fund's total assets (defined as net assets of the Fund plus borrowings or other leverage for investment purposes to the extent excluded in calculating net assets); (3) it may be terminated, without payment of any penalty, by TAG, by EIMC, by the Trustees, by a majority vote of the outstanding shares of the Fund upon 60 days prior written notice, or upon shorter notice as may be mutually agreed upon, or by EIMC under certain other conditions; and (4) it will terminate automatically in the event of its "assignment" as such term is defined in the 1940 Act and in the event the advisory agreement between the Fund and EIMC terminates. The New Sub-Advisory Agreement with TAG also provides that TAG is not liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of the New Sub-Advisory Agreement with TAG, but that TAG is not protected against liability arising out of its own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations. If approved, the New Sub-Advisory Agreement with TAG will have an initial term of two years, and thereafter may be renewed on an annual basis by a vote of the Trustees, including a separate vote of a majority of the Independent Trustees.

Managing Directors and Principal Executive Officers and Directors of EIMC

The following is a list of EIMC's managing directors and principal executive officers and directors. EIMC's principal address is 200 Berkeley Street, Boston, Massachusetts 02116-5034.

Name Principal and Occupation(s)
W. Douglas Munn, Chief Operating Officer and Director
Dennis H. Ferro, President
Michael H. Koonce, Chief Legal Officer and Secretary
Richard S. Gershen, Executive Managing Director
Barbara A. Lapple, Chief Compliance Officer
Matthew C. Moss, Chief Financial Officer
J. David Germany, Chief Investment Officer

EIMC is owned ___% by ________ located at __________. The ultimate parent of __________ is Wachovia. Wachovia currently owns a ____% interest in ________ and, indirectly, a __% interest in EIMC. It is expected that Wells Fargo, who currently holds aproximately a 40% voting interest in Wachovia, will acquire a 100% interest in Wachovia and, indirectly, a __% interest in EIMC following the transaction.

Managing Directors and Principal Executive Officers and Directors of TAG

The following is a list of TAG's managing directors and principal executive officers and directors. TAG's principal address is 6802 Paragon Place, Suite 200, Richmond, Virginia 23230.

Name Principal and Occupation(s)
Robert A. Calhoun, Executive Managing Director and Chief Investment Officer of Multi-Strategy Fixed Income
Dennis H. Ferro, Director
Thomas B. Burton, Chief Compliance Officer
Michael H. Koonce, Chief Legal Officer
Christine James, Managing Director and Chief Operating Officer
J. David Germany, Chief Investment Officer

TAG is owned __% by _________ located at ________. The ultimate partent of ________ is Wachovia. Wachovia currently owns a __% interest in ________ and, indirectly, a __% interest in TAG. It is expected that Wells Fargo, who currently holds approximately a 40% interest in Wachovia, will acquire a 100% interest in Wachovia and, indirectly, a __% interest in TAG following the transactions.

Other Similar Funds Managed by EIMC and TAG

The following table contains certain information regarding funds for which EIMC and TAG provide investment advisory services and that may have similar investment objectives and policies as the Fund.

Name of Fund	Investment Objective	Net Assets as of 10/31/08	Advisory Fee Rate	Fee Waivers and Reimbursements
Evergreen High Income Fund	The fund seeks high income.		0.46%	[Yes]

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Fund's Trustees, principal executive officers and certain other persons to file reports regarding ownership of, and transactions in, the Fund's securities with the Securities and Exchange Commission (the "SEC"). Copies of the required filings must also be furnished to the Fund. For the prior fiscal year, the Fund believes that all reports required to be filed by the Fund's officers and Trustees were filed on a timely basis.

Forms 3, 4, and 5 for the officers and Trustees of the Fund may be accessed through Evergreen Investments' Web site at www.EvergreenInvestments.com.

Service Providers

Investment Advisor and Administrator. EIMC, an indirect wholly owned subsidiary of Wachovia, a North Carolina-based, multi-bank financial holding company subject to the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder, currently serves as both the Fund's investment advisor and administrator. EIMC has been managing mutual funds and private accounts since 1932. The principal business address of EIMC is 200 Berkeley Street, Boston, Massachusetts 02116-5034.

EIMC is entitled to receive from the Fund an administrative services fee at the rate of 0.05% of the Fund's average daily total assets. For the fiscal year ended April 30, 2008, EIMC recieved $693,429 in administrative services fees from the Fund.

Investment Sub-advisor. TAG, a subsidiary of Wachovia and an affiliate of EIMC, serves as a sub-advisor to the Fund. The principal business address of TAG is 6802 Paragon Place, Suite 200, Richmond, Virginia 23230.

Principal Underwriter/Distributor. Evergreen Investment Services, Inc. is the distributor and principal underwriter of the Fund and is located at 200 Berkeley Street, Boston, Massachusetts 02116-5034. The Fund paid no underwriting commissions or 12b-1 fees for the fiscal year ended April 30, 2008.

Brokerage Commissions. Wachovia Securities LLC is an affiliate of Wachovia and a dealer that places trades through its wholly owned subsidiary, First Clearing Corporation, received $1,610 in brokerage commissions paid by the Fund for the fiscal year ended April 30, 2008.

Securities Lending. Wachovia Bank, N.A., a subsidiary of Wachovia and an affiliate of EIMC, through its securities lending division, Wachovia Global Securities Lending, acts as securities lending agent to the Fund. The Fund paid no securities lending fees to Wachovia Bank, N.A. for the fiscal year ended April 30, 2008.

Transfer Agent. Computershare Fund Services ("Computershare") is the Fund's transfer agent and is located at P.O. Box 43010, Providence, Rhode Island 02940-3010.

Other Business

As of the date of this Proxy Statement, neither the Fund's officers nor EIMC are aware of any other business to come before the Meeting other than as set forth in the Notice of Annual Meeting of Shareholders. If any other business is properly brought before the Meeting, or any adjournment thereof, the persons named as proxies in the enclosed proxy card will vote in accordance with the views of management of the Fund.

REQUIRED VOTE FOR PROPOSALS 1A AND 1B

Approval of the Investment Advisory Agreement with EIMC and the Sub-Advisory Agreement with TAG, respectively, require the affirmative vote of a majority of the oustanding voting securities of the Fund as defined in the 1940 Act. The 1940 Act defines the vote of a majority of the oustanding voting securities of the Fund to mean the affirmative vote of the lesser of (a) 67% or more of the Shares of the Fund present at the meeting, if more than 50% of the outstanding shares of the Fund are present in person or by proxy at the Meeting, or (b) more than 50% of the outstanding Shares of the Fund.

A shareholder who objects to any proposal will not be entitled under either Delaware law or the Declaration of Trust to demand payment for, or an appraisal of, his or her shares.

Notice

A certificate of Trust in respect of the Fund is on file with the Secretary of the State of Delaware. As provided in the Fund's Declaration, the obligations of any instrument made or issued by any Trustee or Trustees or by any officer or officers of the Fund are not binding upon any of them or the shareholders individually but are binding only upon the assets and property of the Fund.

Shareholder Proposals

Currently, the Fund holds an annual meeting of shareholders for the purpose of electing Trustees.

Any Shareholder desiring to present a proposal for consideration at the 2009 annual meeting of Shareholders of the Fund to be included in the Fund's proxy materials should submit such a timely proposal in writing to the Secretary, c/o Evergreen Investment Services, Inc., Evergreen Income Advantage Fund, 200 Berkeley Street, Boston, MA 02116-5034 by the close of business on or before March 29, 2009.

Any Shareholder desiring to present a proposal for consideration at the 2009 annual meeting of Shareholders of the Fund that will not be included in the Fund's proxy materials should submit such a timely proposal in writing to the Secretary, c/o Evergreen Investment Services, Inc., Evergreen Income Advantage Fund, 200 Berkeley Street, Boston, MA 02116-5034 by the close of business on or before February 27, 2009, but no earlier than March 30, 2009.

The persons named as proxies for the 2008 annual meeting of Shareholders of the Fund will have discretionary authority to vote on any matters presented at the meeting of which the Fund did not have notice on or before May 13, 2009.

Mere submission of a proposal does not guarantee inclusion of the proposal in the proxy statement or presentation of the proposal at the 2009 annual meeting since such inclusion and presentation are subject to various conditions and requirements, including those required by applicable law.

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE INVESTMENT ADVISORY AGREEMENT WITH EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC AND THE SUB-ADVISORY AGREEMENT WITH TATTERSALL ADVISORY GROUP, INC.

Michael H. Koonce, Secretary

November 24, 2008

Instructions for Executing Proxy Card

The following general rules for signing proxy cards may be of assistance to you and may help to avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1. INDIVIDUAL ACCOUNTS: Sign your name exactly as it appears in the Registration on the proxy card.

2. JOINT ACCOUNTS: Either party may sign, but the name of the party signing should conform exactly to a name shown in the Registration on the proxy card.

3. ALL OTHER ACCOUNTS: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of Registration. For example:

REGISTRATION CORPORATE ACCOUNTS	VALID SIGNATURE
(1) ABC Corp.	ABC Corp.
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee
TRUST ACCOUNTS
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe
CUSTODIAL OR ESTATE ACCOUNTS
(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) John B. Smith	John B. Smith, Jr., Executor

After completing your proxy card, return it in the enclosed postage-paid envelope.

If you have any questions about the proxy card, please call the Altman Group, our proxy solicitor, at 800.821.8781 (toll free).

Exhibit A

FORM OF INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

AGREEMENT made as of the ____ day of ________, by and between EVERGREEN INCOME ADVANTAGE FUND, a Delaware statutory trust (the "Trust") and EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC, a Delaware limited liability company, (the "Adviser").

WHEREAS, the Trust and the Adviser wish to enter into an Agreement setting forth the terms on which the Adviser will perform certain services for the Trust.

THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, the Trust and the Adviser agree as follows:

1. The Trust hereby employs the Adviser to manage the investment and reinvestment of the assets of the Trust in conformity with the Trust's investment objectives and restrictions as may be set forth in the Trust's prospectus and statement of additional information, or as in effect from time to time, all subject to the supervision of the Board of Trustees of the Trust, for the period and on the terms set forth in this Agreement. The Adviser hereby accepts such appointment and agrees during such period, at its own expense, to render the services and to assume the obligations set forth herein, for the compensation provided herein. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

2. The Adviser shall place all orders for the purchase and sale of portfolio securities for the account of the Trust with broker-dealers selected by the Adviser. In executing portfolio transactions and selecting broker-dealers, the Adviser will use its best efforts to seek best execution on behalf of the Trust. In assessing the best execution available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act")) provided to the Trust and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Trust which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

3. The Adviser, at its own expense, shall furnish to the Trust office space in the offices of the Adviser or in such other place as may be agreed upon by the parties from time to time, all necessary office facilities, equipment and personnel in connection with its services hereunder, and shall arrange, if desired by the Trust, for members of the Adviser's organization to serve without salaries from the Trust as officers or, as may be agreed from time to time, as agents of the Trust. The Adviser assumes and shall pay or reimburse the Trust for:

(a) the compensation (if any) of the Trustees of the Trust who are affiliated with the Adviser or with its affiliates, or with any adviser retained by the Adviser, and of all officers of the Trust as such; and

(b) all expenses of the Adviser incurred in connection with its services hereunder.

The Trust assumes and shall pay all other expenses of the Trust, including, without limitation:

(a) all charges and expenses of any custodian or depository appointed by the Trust for the safekeeping of the cash, securities and other property of the Trust;

(b) all charges and expenses for bookkeeping and auditors;

(c) all charges and expenses of any transfer agents and registrars appointed by the Trust;

(d) all fees of all Trustees of the Trust who are not affiliated with the Adviser or any of its affiliates, or with any adviser retained by the Adviser;

(e) all brokers' fees, expenses, and commissions and issue and transfer taxes chargeable to the Trust in connection with transactions involving securities and other property to which the Trust is a party;

(f) all stock exchange listing expenses;

(g) all taxes and trust fees payable by the Trust to Federal, state, or other governmental agencies;

(h) all costs of certificates representing shares of the Trust;

(i) all fees and expenses involved in registering and maintaining registrations of the Trust with the Securities and Exchange Commission (the "Commission") and registering or qualifying the Trust's shares under state or other securities laws, including, without limitation, the preparation and printing of registration statements, prospectuses, and statements of additional information for filing with the Commission and other authorities;

(j) expenses of preparing, printing, and mailing prospectuses and statements of additional information to shareholders of the Trust;

(k) all expenses of shareholders' and Trustees' meetings and of preparing, printing, and mailing notices, reports, and proxy materials to shareholders of the Trust;

(l) all charges and expenses of legal counsel for the Trust and for Trustees of the Trust in connection with legal matters relating to the Trust, including, without limitation, legal services rendered in connection with the Trust's existence, trust, and financial structure and relations with its shareholders, registrations and qualifications of securities under Federal, state, and other laws, issues of securities, expenses which the Trust have herein assumed, whether customary or not, and extraordinary matters, including, without limitation, any litigation involving the Trust, its Trustees, officers, employees, or agents;

(m) all charges and expenses of filing annual and other reports with the Commission and other authorities; and

(n) all extraordinary expenses and charges of the Trust.

In the event that the Adviser provides any of these services or pays any of these expenses, the Trust will promptly reimburse the Adviser therefor.

The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

4. As compensation for the Adviser's services to the Trust during the period of this Agreement, the Trust will pay to the Adviser a fee at the annual rate of 0.60% of its total assets (defined as net assets of the Trust plus borrowings or other leverage for investment purposes to the extent excluded in calculating net assets).

The Adviser's fee is computed as of the close of business on each business day.

A pro rata portion of the Trust's fee shall be payable in arrears at the end of each day or calendar month as the Adviser may from time to time specify to the Trust. If and when this Agreement terminates, any compensation payable hereunder for the period ending with the date of such termination shall be payable upon such termination. Amounts payable hereunder shall be promptly paid when due.

5. The Adviser may enter into an agreement to retain, at its own expense, a firm or firms ("SubAdviser") to provide the Trust all of the services to be provided by the Adviser hereunder, if such agreement is approved as required by law. Such agreement may delegate to such SubAdviser all of Adviser's rights, obligations, and duties hereunder.

6. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from the Adviser's willful misfeasance, bad faith, gross negligence, or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, Director, partner, employee, or agent of the Adviser, who may be or become an officer, Trustee, employee, or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the Adviser's duties hereunder), to be rendering such services to or acting solely for the Trust and not as an officer, Director, partner, employee, or agent or one under the control or direction of the Adviser even though paid by it.

7. The Trust shall cause the books and accounts to be audited at least once each year by a reputable independent public accountant or organization of public accountant or organization of public accountants who shall render a report to the Trust.

8. Subject to and in accordance with the Declaration of Trust of the Trust, the governing documents of the Adviser and the governing documents of any SubAdviser, it is understood that Trustees, Directors, officers, agents and shareholders of the Trust or any Adviser are or may be interested in the Adviser (or any successor thereof) as Directors and officers of the Adviser or its affiliates, as stockholders of Wachovia Corporation or otherwise; that Directors, officers and agents of the Adviser and its affiliates or stockholders of Wachovia Corporation are or may be interested in the Trust or any Adviser as Trustees, Directors, officers, shareholders or otherwise; that the Adviser (or any such successor) is or may be interested in the Trust or any SubAdviser as shareholder, or otherwise; and that the effect of any such adverse interests shall be governed by the Declaration of Trust of the Trust, governing documents of the Adviser and governing documents of any SubAdviser.

9. This Agreement shall continue in effect for two years from the date set forth above and after such date (a) such continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust, and (b) such renewal has been approved by the vote of the majority of Trustees of the Trust who are not interested persons, as that term is defined in the 1940 Act, of the Adviser or of the Trust, cast in person at a meeting called for the purpose of voting on such approval.

10. On sixty days' written notice to the Adviser, this Agreement may be terminated at any time without the payment of any penalty by the Board of Trustees of the Trust or by vote of the holders of a majority of the outstanding voting securities of the Trust; and on sixty days' written notice to the Trust, this Agreement may be terminated at any time without the payment of any penalty by the Adviser. This Agreement shall automatically terminate upon its assignment (as that term is defined in the 1940 Act). Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postage prepaid, to the other party at the main office of such party.

11. This Agreement may be amended at any time by an instrument in writing executed by both parties hereto or their respective successors, provided that with regard to amendments of substance such execution by the Trust shall have been first approved by the vote of the holders of a majority of the outstanding voting securities of the Trust and by the vote of a majority of Trustees of the Trust who are not interested persons (as that term is defined in the 1940 Act) of the Adviser, any predecessor of the Adviser, or of the Trust, cast in person at a meeting called for the purpose of voting on such approval. A "majority of the outstanding voting securities" of the Trust or the affected Funds shall have, for all purposes of this Agreement, the meaning provided therefor in the 1940 Act.

12. Any compensation payable to the Adviser hereunder for any period other than a full year shall be proportionately adjusted.

13. The provisions of this Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EVERGREEN INCOME ADVANTAGE FUND

By: __________________________
Name:
Title:

EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC

By: __________________________
Name:
Title:

Exhibit B

FORM OF SUB-ADVISORY AGREEMENT

AGREEMENT made the ___ day of _____, by and between Evergreen Investment Management Company, LLC, a Delaware limited liability company (the "Adviser") and Tattersall Advisory Group, Inc., a Virginia corporation (the "Sub-adviser").

WHEREAS, the Adviser serves as investment adviser to Evergreen Income Advantage Fund (the "Fund"), a Delaware statutory trust which has filed a registration statement under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933 (the "Registration Statement"); and

WHEREAS, the Adviser desires to avail itself of the services, advice and assistance of the Sub-adviser to assist the Adviser in providing investment advisory services to the Fund; and

WHEREAS, the Sub-adviser is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Adviser;

THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, the Adviser and the Sub-adviser agree as follows:

1. Employment of the Sub-adviser. The Adviser hereby employs the Sub-adviser to manage the investment and reinvestment of the Fund's assets specified from time to time by the Adviser ("Managed Assets") in conformity with the Fund's investment objectives and restrictions as may be set forth from time to time in the Fund's then current prospectus and statement of additional information, if any, and other governing documents, all subject to the control and direction of the Board of Trustees of the Fund, for the period and on the terms set forth in this Agreement. The Sub-adviser hereby accepts such appointment and agrees during such period to render the services and to assume the obligations set forth herein, for the compensation provided herein. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser or the Fund in any way.

2. Obligations of and Services to be provided by the Sub-adviser. The Sub-adviser undertakes to provide the following services and to assume the following obligations:

a. The Sub-adviser shall manage the investment and reinvestment of the Managed Assets, all without prior consultation with the Adviser, subject to and in accordance with (i) the investment objective and policies of the Fund set forth in the Fund's Prospectus and Statement of Additional Information or other governing documents as from time to time in effect (the "Governing Documents"), (ii) the requirements applicable to registered investment companies under applicable laws, including without limitation the 1940 Act and Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and (iii) any written instructions which the Adviser or the Fund's Board of Trustees may issue from time-to-time. The Sub-adviser also agrees to conduct its activities hereunder in accordance with any applicable procedures or policies adopted by the Fund's Board of Trustees as from time to time in effect (the "Procedures"). The Adviser has provided to the Sub-adviser copies of all Governing Documents and Procedures and shall promptly provide to the Sub-adviser any amendments or supplements thereto. Subject to and in pursuance of the foregoing, the Sub-adviser shall make all determinations with respect to the purchase and sale of portfolio securities in respect of the Managed Assets and shall take such action necessary to implement the same. The Sub-adviser shall render such reports to the Fund's Board of Trustees and the Adviser as they may reasonably request concerning the investment activities of the Fund.

b. Absent instructions of the Adviser to the contrary, the Sub-adviser shall, in the name of the Fund, place orders for the execution of portfolio transactions with or through such brokers, dealers or other financial institutions as it may select. In executing portfolio transactions and selecting broker-dealers, the Sub-adviser will use its best efforts to seek best execution on behalf of the Fund. In assessing the best execution available for any transaction, the Sub-adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Sub-adviser may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Sub-adviser or an affiliate of the Sub-adviser exercises investment discretion. The Sub-adviser is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the Sub-adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

c. In connection with the placement of orders for the execution of the portfolio transactions of the Fund, the Sub-adviser shall create and maintain all records pertaining to the purchase and sale of investments by the Sub-adviser on behalf of the Fund required by Rule 31a-1(b)(5) and (9) under the 1940 Act. All such records shall be the property of the Fund and shall be available for inspection and use by the Securities and Exchange Commission ("SEC"), the Fund, the Adviser or any person retained by the Fund at all reasonable times. Where applicable, such records shall be maintained by the Sub-adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act.

d. The Sub-adviser shall bear its expenses of providing services pursuant to this Agreement.

3. Compensation of the Sub-adviser. As compensation for the Sub-adviser's services during the period of this Agreement, the Adviser will pay to the Sub-adviser a fee at the annual rate of 0.54% of the Fund's total assets (defined as net assets of the Trust plus borrowings or other leverage for investment purposes to the extent excluded in calculating net assets). The Sub-adviser's fee is computed as of the close of business on each business day. A pro rata portion of the fee shall be payable in arrears at the end of each day or calendar month as the Sub-adviser may from time to time specify. If and when this Agreement terminates, any compensation payable hereunder for the period ending with the date of such termination shall be payable upon such termination. Amounts payable hereunder shall be promptly paid when due.

4. Other Activities of the Sub-adviser. The services of the Sub-adviser to the Fund hereunder are not to be deemed exclusive, and the Sub-adviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired.

5. Liability of the Sub-adviser. The Sub-adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from the Sub-adviser's willful misfeasance, bad faith, gross negligence, or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee, or agent of the Sub-adviser, who may be or become an officer, Trustee, employee, or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with the Sub-adviser's duties hereunder), to be rendering such services to or acting solely for the Fund and not as an officer, director, partner, employee, or agent or one under the control or direction of the Sub-adviser.

6. Limitation of Fund's Liability. The Sub-adviser acknowledges that it has received notice of and accepts the limitations upon the Fund's liability set forth in its Agreement and Declaration of Trust. The Sub-adviser agrees that any of the Fund's obligations shall be limited to the assets of the Fund and that the Sub-adviser shall not seek satisfaction of any such obligation from the shareholders of the Fund nor from any Fund officer, employee or agent of the Fund.

7. Renewal, Termination and Amendment. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, until ___ and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved at least annually by the Trustees of the Fund or a vote of the holders of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party or the Fund, cast in accordance with the provisions of the 1940 Act. This Agreement may be terminated at any time without payment of any penalty, by the Adviser, the Fund's Board of Trustees, or by a vote of a majority of the outstanding voting securities of the Fund upon 60 days prior written notice to the Sub-adviser or by the Sub-adviser upon 90 days prior written notice to the Adviser, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Investment Advisory and Management Agreement between the Adviser and the Fund. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

8. Confidential Relationship. Any information and advice furnished by either party to this Agreement to the other shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule or regulation. The Adviser hereby consents to the disclosure to third parties of investment results and other data of the Fund in connection with providing composite investment results and related information of the Sub-adviser.

9. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

10. Miscellaneous. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC

By:___________________________________
Name:_________________________________
Title:__________________________________

TATTERSALL ADVISORY GROUP, INC.

By:__________________________________
Name:________________________________
Title:_________________________________